                                                                    EXHIBIT 99.1


[GAYLORD LOGO]                FOR IMMEDIATE RELEASE



                        GAYLORD ENTERTAINMENT CO. REPORTS
                 HIGHER CONSOLIDATED FIRST QUARTER 2004 REVENUES

            ADVANCE BOOKINGS AT GAYLORD HOTELS INCREASE BY 40 PERCENT


NASHVILLE, Tenn. (May 4, 2004) ---- Gaylord Entertainment Co. (NYSE: GET) today reported its first quarter results.



For the quarter ended March 31, 2004:

         - Consolidated revenues were $158.9 million, an increase of 38.9 percent from $114.4 million in the same period last year due to the inclusion of the results of ResortQuest;

         - Revenue per available room(1) ("RevPAR") at Gaylord Hotels exceeded the company's expectations as discussed in the fourth quarter of 2003 earnings call. RevPAR declined 8.4 percent to $104.09 during the first quarter of 2004 compared to the same period a year earlier, due to stronger than expected transient and group demand;

         - RevPAR(1) at ResortQuest improved 6.5 percent over the same period last year to $76.12 due to improvements in occupancy and average daily rate ("ADR");

         - Adjusted EBITDA(2,3) was $6.4 million compared to $19.5 million in the same quarter of 2003 as a result of the decline in RevPAR noted above and increased levels of pre-opening spending in the first quarter 2004;

         - Consolidated Cash Flow (a defined term in the indenture related to the company's 8 percent senior notes) ("CCF")(3) was $20.0 million compared to $23.2 million in the same quarter of 2003.

"Results for the first quarter exceeded our expectations due to an increase in our transient business and stronger attendance from the group segment," said Colin Reed, president and chief executive officer of Gaylord Entertainment. "As we expected, the Gaylord Opryland experienced difficult comparisons with the prior year period. We look forward to the coming months as we realize returns on many of our investments: we opened the Gaylord Texan on April 2 to strong reviews, we now have the right management team in place at ResortQuest with a strong strategic plan, and our solid future bookings in the quarter will translate into higher occupancies across our properties."


                                      -more

Gaylord Entertainment Co. Earnings -- Page 2


SEGMENT OPERATING RESULTS

HOSPITALITY

Key components of the company's hospitality segment for the first quarter of 2004 include:

         - Advance bookings for the hospitality segment were up 40 percent over last year's first quarter to 262,000;

         - Total revenue per available room (4) declined 5.4 percent, to $228.03 in the first quarter 2004 compared to the first quarter 2003;

         - Food and beverage and other revenues posted strong results despite an 8.3 percentage point decline in occupancy. A higher revenue yield per guest resulted in only a 2.7 percent decline in outside-the-room revenues per available room;

         - Revenues in the first quarter of 2004 declined 4.3 percent to $95.3 million versus the same period a year ago;

         - Operating income was $1.8 million for the first quarter of 2004 compared to $17.0 million for the first quarter of 2003. The decline was due to pre-opening expenses of $10.8 million in the first quarter of 2004, as compared to $1.6 million in the prior year period and the aforementioned decline in revenues;

         - Adjusted EBITDA was $13.3 million for the first quarter of 2004 compared to $28.7 million for the first quarter of 2003;

         - CCF was $25.8 million for the first quarter of 2004 compared to $31.9 million for the first quarter of 2003.

"The group bookings environment seems to be strengthening," said Reed. "We booked approximately 40 percent more rooms in the seasonally-slow first quarter than last year and overall group attendance exceeded our expectations."

At the property level, Gaylord Opryland experienced an unfavorable group occupancy pattern. The property generated RevPAR of $81.37 in the first quarter of 2004 versus $105.26 in the first quarter of 2003. Occupancy declined by 17.5 percentage points to 60.4 percent while ADR was $134.70, flat compared to the first quarter of 2003. Total revenue per available room declined 20.9 percent to $167.87 in the quarter as a result of lower occupancy.

Gaylord Palms generated RevPAR of $163.72 in the first quarter of 2004, a 13.6 percent increase from $144.14 in the same period of 2003. This was driven by a significantly improved occupancy rate during the quarter of 87.0 percent up from
76.4 percent in the first quarter of 2003. ADR was $188.23 for the quarter, flat compared to the prior year. Total revenue per available room at Gaylord Palms was $389.03 in the first quarter of 2004, a 14.8 percent increase from the first quarter of 2003, as food and beverage and other revenues continued to rise.

                                      -more

Gaylord Entertainment Earnings -- Page 3

The Gaylord Texan accepted its first customers on April 2, 2004 and had secured 708,000 advance room night bookings at the time of opening. As of March 31, 2004, the company expects to spend approximately $60 million over the next quarter as construction payables become due.

"The Gaylord Texan opened to the enthusiastic response of local transient customers and meeting planners alike," said Reed. "Meeting planners have been very complimentary of the new property and the same high-quality customer service, technological leadership and attractive leisure environment that they know at other Gaylord Hotels. We also are proud of our team at the Gaylord Palms which delivered the best quarter in the resort's history thanks to significantly higher occupancy rates and total RevPAR."

RESORTQUEST

For the first quarter of 2004, ResortQuest revenues were $51.0 million and operating income was $1.9 million. ResortQuest adjusted EBITDA and CCF both equaled $4.4 million for the period.

First quarter occupancy for ResortQuest increased 2.5 percentage points to 59.0 percent and ADR rose to $129.12, up from $126.63 in the first quarter of 2003. This resulted in RevPAR of $76.12 for the first quarter of 2004, a 6.5 percent increase over the same period in 2003. These increases were driven by strong performance in ResortQuest's Beach and Hawaii regions. Total units under management decreased to 17,559 for the first quarter, down from 18,277 in the year earlier period.

"ResortQuest posted a solid increase in RevPAR due, in part, to a higher quality portfolio of unit inventory than in previous periods. Over the coming months, we will remain focused on establishing the building blocks to make ResortQuest the pre-eminent name in vacation accommodations and to grow quality unit count by partnering with developers in key profitable markets," said Reed. "We are confident that the company's new president, Mark Fioravanti, and his management team will build the ResortQuest brand to become the dominant player in the vacation property management business."



OPRY AND ATTRACTIONS

Opry and Attractions revenues were $12.6 million in the first quarter of 2004 compared to $14.8 million in the first quarter of 2003. The operating loss in the Opry and Attractions segment was $2.6 million in the first quarter of 2004 compared to an operating loss of $1.6 million in the first quarter of 2003. Opry and Attractions adjusted EBITDA and CCF both declined to a loss of $1.3 million in the quarter from a loss of $0.2 million in the same period a year ago.

In an effort to broaden the reach of the Opry, the company announced a national tour, the "Grand Ole Opry American Road Show 2004," which opened on April 23. The tour will bring Opry stars to major venues around the country, and further demonstrates Gaylord's commitment to broadening the reach and appeal of the Opry brand.

                                      -more

Gaylord Entertainment Earnings -- Page 4

CORPORATE AND OTHER

Corporate and Other operating loss totaled $11.4 million for the first quarter of 2004, compared to an operating loss of $10.5 million for the first quarter of 2003. Corporate and Other operating losses included non-cash charges of $1.6 million and $1.8 million for the first quarter of 2004 and 2003, respectively. These charges include items such as depreciation, amortization and the non-cash portion of the Gaylord Entertainment Center naming-rights agreement expense. Corporate and Other adjusted EBITDA and CCF were a loss of $10.0 million and a loss of $8.9 million in the first quarter of 2004, respectively.



LIQUIDITY

At March 31, 2004, the company had debt outstanding of $551.4 million and total unrestricted and restricted cash of $117.4 million.

The company exercised the first of two one-year extension options on its $197.2 million senior loan to extend its maturity date to March 31, 2005.



SUBSEQUENT EVENTS

On May 3, 2004, an offering of 7,019,162 shares of common stock owned by the Gaylord family and their affiliates was completed. The underwriters also have the right to purchase an additional 1,052,874 shares from the selling shareholders pursuant to an over-allotment option. The company will not receive any proceeds from the sale. All associated fees and expenses will be paid by the selling shareholders.



OUTLOOK

The following information is based on current information as of May 4, 2004, and includes the impact from the consolidation of ResortQuest. The company does not expect to update guidance until next quarter's earnings release. However, the company may update its full business outlook or any portion thereof at any time for any reason.

"We are excited about the strengthening business environment," said Reed. "The transient traveler is back on the road, our group attendance is higher than expected and our bookings in the first quarter were very strong. We are maintaining our 2004 guidance levels that were previously announced, given the relative infancy of the Texan and our rebuilding of ResortQuest."


                                      -more

Gaylord Entertainment First-quarter Earnings -- Page 5

CONSOLIDATED

        2004 Revenues                           $700-740 million range
        2004 Adjusted EBITDA                    $79 million range
        2004 CCF                                $100 million range
        Q2 2004 Revenues                        $190 million range
        Q2 2004 Adjusted EBITDA                 $23 million range
        Q2 2004 CCF                             $27 million range

GAYLORD HOTELS

        2004 RevPAR (same store)                0% to 2% growth
        2004 Adjusted EBITDA                    $89 million range
        2004 CCF                                $109 million range
        2004 Gaylord Texan Adjusted EBITDA      $2 million range
        2004 Gaylord Texan CCF                  $15 million range
        2004 Advance Bookings                   1.3 to 1.4 million
        Q2 2004 RevPAR (same store)             7% to 9% growth
        2005-2007 RevPAR (same store)           Annual, high single-digit growth


RESORTQUEST

        2004 Adjusted EBITDA                    $20 million range
        2004 CCF                                $20 million range


OPRY AND ATTRACTIONS

        2004 Adjusted EBITDA                    $8 million range
        2004 CCF                                $8 million range


WEB CAST AND REPLAY

Gaylord Entertainment will hold a conference call to discuss this release today at 10 a.m. EST. Investors can listen to the conference call over the Internet at www.gaylordentertainment.com. To listen to the live call, please go to the Investor Relations section of the Web site (Investor Relations/Presentations, Earnings, and Webcasts) at least 15 minutes prior to the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be made available shortly after the call and will run for 30 days.


                                      -more

Gaylord Entertainment First-quarter Earnings -- Page 6

ABOUT GAYLORD ENTERTAINMENT

Gaylord Entertainment (NYSE: GET), a leading hospitality and entertainment company based in Nashville, Tenn., owns and operates three industry-leading brands - Gaylord Hotels (www.gaylordhotels.com), its network of upscale, meetings-focused resorts, ResortQuest International (www.resortquest.com), the nation's largest vacation rental property management company, and the Grand Ole Opry (www.opry.com), the weekly showcase of country music's finest performers for 78 consecutive years. The company's entertainment brands and properties include the Radisson Hotel Opryland, Ryman Auditorium, General Jackson Showboat, Springhouse Golf Club, Wildhorse Saloon and WSM-AM. For more information about the company, visit www.gaylordentertainment.com.


This press release contains statements as to the company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the timing of the opening of new facilities, costs associated with developing new hotel facilities, the impact of the SEC investigation and other costs associated with changes to the company's historical financial statements, business levels at the company's hotels, risks associated with ResortQuest's business and the company's ability to successfully integrate ResortQuest, the ability to complete potential divestitures successfully, and the ability to obtain financing for new developments. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the company with the Securities and Exchange Commission. The company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

(1)The company calculates revenue per available room ("RevPAR") for its Hospitality segment by dividing room sales by room nights available to guests for the period; the company calculates revenue per available room ("RevPAR") for its ResortQuest segment by dividing gross lodging revenues by room nights available to guests for the period. Our ResortQuest segment revenue represents a percentage of the gross lodging revenues based on the services provided by ResortQuest.

(2)Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, as well as certain unusual items) is presented herein because we believe it allows for a more complete analysis of operating performance by presenting an analysis of operations separate from the earnings impact of capital transactions and without certain items that do not impact our ongoing operations such as the effect of the Viacom stock we own and our secured forward exchange contract, restructuring charges, gains on the sale of assets, and impairment and other charges. The calculation of adjusted EBITDA excludes the net impact related to changes in fair value of the Viacom stock we own as well as the changes in fair value of the derivatives associated with the secured forward exchange contract relating to that stock. In accordance with generally accepted accounting principles, these changes are not included in determining our operating income (loss). Although we recognized changes in the fair value of these items on an ongoing basis in our income statement, the secured forward exchange contract protects us against decreases in the fair market value of the Viacom stock. The information presented should not be considered as an alternative to any measure of

                                      -more

Gaylord Entertainment First-quarter Earnings -- Page 7


performance as promulgated under accounting principles generally accepted in the United States (such as operating income, net income, or cash from operations), nor should it be considered as an indicator of overall financial performance. Adjusted EBITDA does not fully consider the impact of investing or financing transactions, as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of our results of operations. Our method of calculating adjusted EBITDA may be different from the method used by other companies and therefore comparability may be limited. A reconciliation of adjusted EBITDA to net income or segment operating income is presented in the Supplemental Financial Results of this release.

(3)As part of the review of our Registration Statement on Form S-3 filed in connection with the recent stock offering, the staff of the SEC asked us to include in the Registration Statement the information we released on April 20, 2004 about our anticipated first quarter results. Because that information would then be filed with the SEC, we discussed with the SEC the most appropriate format for that information. Following those discussions, the company determined that adjusted EBITDA would be presented as essentially operating income plus depreciation and amortization. In this press release, the company is also presenting the calculation of Consolidated Cash Flow (as that term is defined in the Indenture governing the company's 8% senior notes) which also excludes the impact of pre-opening costs and the non-cash portion of the naming rights and Florida ground lease expense, and adds (subtracts) other gains (losses). The Consolidated Cash Flow measure is one of the principal tools used by management in evaluating the operating performance of the company's business and represents the method by which the Indenture calculates whether or not the company can incur additional indebtedness (for instance in order to incur additional indebtedness, Consolidated Cash Flow for the most recent four fiscal quarters as a ratio to debt service must be at least 2 to 1). The calculation of these amounts as well as a reconciliation of those amounts to net income or segment operating income is included as part of the supplemental information contained in the press release.

(4)The company calculates total revenue per available room ("Total RevPAR") by dividing the sum of room sales, food & beverage, and other ancillary services revenue by room nights available to guests for the period.


INVESTOR RELATIONS CONTACTS:                          MEDIA CONTACTS:
David Kloeppel, CFO                                   Greg Rossiter, VP of Corporate Communications
Gaylord Entertainment                                 Gaylord Entertainment
(615) 316-6101                                        (615) 316-6302
dkloeppel@gaylordentertainment.com                    grossiter@gaylordentertainment.com

~OR~                                                  ~OR~

Jason Morgan, VP Strategic Planning                   Dan O'Connor
& Investor Relations                                  Sloane & Company
Gaylord Entertainment                                 (212) 446-1865
(615) 316-6561                                        doconnor@sloanepr.com
jmorgan@gaylordentertainment.com

~OR~

Monica Huang
Sloane & Company
(212) 446-1874
mhuang@sloanepr.com

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited
                      (In thousands, except per share data)



                                                              THREE MONTHS ENDED
                                                                    MARCH 31,
                                                           ---------------------------
                                                              2004             2003
                                                           ----------       ----------
Revenues                                                   $  158,883       $  114,380
Operating expenses
  Operating costs                                              96,229           65,696
  Selling, general and administrative (a)                      45,439           27,573
  Preopening costs                                             10,806            1,580
  Depreciation and amortization                                16,695           14,573
                                                           ----------       ----------
Operating income (loss)                                       (10,286)           4,958
                                                           ----------       ----------

Interest expense, net of amounts capitalized                   (9,829)          (9,372)
Interest income                                                   386              519
Unrealized (loss) on Viacom stock                             (56,886)         (46,652)
Unrealized gain on derivatives                                 45,054           39,466
Other gains and (losses), net                                     920              222
                                                           ----------       ----------
Loss before benefit for income taxes and discontinued
  operations                                                  (30,641)         (10,859)
                                                           ----------       ----------
Benefit for income taxes                                      (11,248)          (4,236)
                                                           ----------       ----------
Loss from continuing operations before discontinued
  operations                                                  (19,393)          (6,623)
                                                           ----------       ----------
Income from discontinued operations, net of taxes                  --              167
                                                           ----------       ----------
Net loss                                                   $  (19,393)      $   (6,456)
                                                           ==========       ==========
Basic net income (loss) per share:
  Loss from continuing operations                          $    (0.49)      $    (0.20)
  Income from discontinued operations, net of taxes                --             0.01
                                                           ----------       ----------
  Consolidated EPS                                         $    (0.49)      $    (0.19)
                                                           ==========       ==========

Fully diluted net income (loss) per share:
  Loss from continuing operations                          $    (0.49)      $    (0.20)
  Income from discontinued operations, net of taxes                --             0.01
                                                           ----------       ----------
  Consolidated diluted EPS                                 $    (0.49)      $    (0.19)
                                                           ==========       ==========

Weighted average common shares for the period:
  Basic                                                        39,458           33,784
  Fully-diluted                                                39,458           33,784


(a) Includes non-cash lease expense of $1,637 and $1,638 for the three months ended March 31, 2004 and 2003, respectively, related to the effect of recognizing the Gaylord Palms ground lease expense on a straight-line basis. Also includes non-cash expense of $224 and $255 for the three months ended March 31, 2004 and 2003, respectively, related to the effect of recognizing the Naming Rights Agreement for the Gaylord Entertainment Center on a straight-line basis.

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                    Unaudited
                                 (In thousands)

                                                                         MARCH 31,       DECEMBER 31,
                                                                           2004             2003
                                                                       ------------      ------------
                                      ASSETS
Current assets:
       Cash and cash equivalents - unrestricted                        $     80,840      $    120,965
       Cash and cash equivalents - restricted                                36,554            37,723
       Trade receivables, net                                                32,016            26,101
       Deferred financing costs                                              26,865            26,865
       Deferred income taxes                                                  9,635             8,753
       Other current assets                                                  26,178            20,121
       Current assets of discontinued operations                                 72                19
                                                                       ------------      ------------
            Total current assets                                            212,160           240,547

Property and equipment, net of accumulated depreciation                   1,328,936         1,297,528
Intangible assets, net of accumulated amortization                           28,492            29,505
Goodwill                                                                    169,411           169,642
Indefinite lived intangible assets                                           40,591            40,591
Investments                                                                 492,025           548,911
Estimated fair value of derivative assets                                   179,829           146,278
Long-term deferred financing costs                                           67,746            75,154
Other long-term assets                                                       28,744            29,107
                                                                       ------------      ------------

       Total assets                                                    $  2,547,934      $  2,577,263
                                                                       ============      ============




                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Current portion of long-term debt                               $      8,693      $      8,584
       Accounts payable and accrued liabilities                             165,884           154,952
       Current liabilities of discontinued operations                         2,964             2,930
                                                                       ------------      ------------
            Total current liabilities                                       177,541           166,466

Secured forward exchange contract                                           613,054           613,054
Long-term debt                                                              542,754           540,175
Deferred income taxes                                                       238,764           251,039
Estimated fair value of derivative liabilities                                6,056            21,969
Other long-term liabilities                                                  80,266            79,226
Other long-term liabilities of discontinued operations                          828               825
Minority interest of discontinued operations                                     --                --
Stockholders' equity                                                        888,671           904,509
                                                                       ------------      ------------

       Total liabilities and stockholders' equity                      $  2,547,934      $  2,577,263
                                                                       ============      ============

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                    Unaudited
                    (in thousands, except operating metrics)


ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("ADJUSTED EBITDA") AND CONSOLIDATED CASH FLOW ("CCF") RECONCILIATION:


                                                                  THREE MONTHS ENDED MARCH 31,
                                                     --------------------------------------------------------
                                                               2004                           2003
                                                         $            MARGIN            $            MARGIN
                                                     ----------     ----------      ----------     ----------
Consolidated
   REVENUE                                           $  158,883          100.0%     $  114,380          100.0%

   NET LOSS                                          $  (19,393)         -12.2%     $   (6,456)          -5.6%
     Income from discontinued operations,
       net of taxes                                          --            0.0%           (167)          -0.1%
     Benefit for income taxes                           (11,248)          -7.1%         (4,236)          -3.7%
     Other (gains) and losses, net                         (920)          -0.6%           (222)          -0.2%
     Unrealized (gain) on derivatives                   (45,054)         -28.4%        (39,466)         -34.5%
     Unrealized loss on Viacom stock                     56,886           35.8%         46,652           40.8%
     Interest expense, net                                9,443            5.9%          8,853            7.7%
                                                     ----------                     ----------
   OPERATING INCOME (LOSS)                           $  (10,286)          -6.5%     $    4,958            4.3%
     Depreciation & amortization                         16,695           10.5%         14,573           12.7%
                                                     ----------                     ----------
   ADJUSTED EBITDA                                   $    6,409            4.0%     $   19,531           17.1%
     Pre-opening costs                                   10,806            6.8%          1,580            1.4%
     Non-cash lease expense                               1,637            1.0%          1,638            1.4%
     Non-cash naming rights for Gaylord Arena               224            0.1%            255            0.2%
     Gains and (losses), net                                920            0.6%            222            0.2%
                                                     ----------                     ----------
   CCF                                               $   19,996           12.6%     $   23,226           20.3%
                                                     ==========                     ==========
Hospitality segment
   REVENUE                                           $   95,259          100.0%     $   99,515          100.0%
   OPERATING INCOME                                       1,844            1.9%         17,046           17.1%
     Depreciation & amortization                         11,461           12.0%         11,608           11.7%
                                                     ----------                     ----------
   ADJUSTED EBITDA                                   $   13,305           14.0%     $   28,654           28.8%
     Pre-opening costs                                   10,806           11.3%          1,580            1.6%
     Non-cash lease expense                               1,637            1.7%          1,638            1.6%
     Gains and (losses), net                                  2            0.0%             (3)           0.0%
                                                     ----------                     ----------
   CCF                                               $   25,750           27.0%     $   31,869           32.0%
                                                     ==========                     ==========

ResortQuest segment
   REVENUE                                           $   50,951          100.0%            N/A            N/A
   OPERATING INCOME                                       1,891            3.7%            N/A            N/A
     Depreciation & amortization                          2,526            5.0%            N/A            N/A
                                                     ----------                     ----------
   ADJUSTED EBITDA                                   $    4,417            8.7%            N/A            N/A
     Gains and (losses), net                                 27            0.1%            N/A            N/A
                                                     ----------                     ----------
   CCF                                                    4,444            8.7%            N/A            N/A
                                                     ==========                     ==========

Opry and Attractions segment
   REVENUE                                           $   12,625          100.0%    $   14,817           100.0%
   OPERATING LOSS                                        (2,578)         -20.4%        (1,597)          -10.8%
     Depreciation & amortization                          1,311           10.4%         1,404             9.5%
                                                     ----------                    ----------
   ADJUSTED EBITDA                                   $   (1,267)         -10.0%    $     (193)           -1.3%
     Gains and (losses), net                                  4            0.0%            --             0.0%
                                                     ----------                    ----------
   CCF                                               $   (1,263)         -10.0%    $     (193)           -1.3%
                                                     ==========                    ==========
Corporate and Other segment
   REVENUE                                           $       48                    $       48
   OPERATING LOSS                                       (11,443)                      (10,491)
     Depreciation & amortization                          1,397                         1,561
                                                     ----------                    ----------
   ADJUSTED EBITDA                                   $  (10,046)                   $   (8,930)
     Non-cash naming rights for Gaylord Arena               224                           255
     Gains and (losses), net                                887                           225
                                                     ----------                    ----------
   CCF                                               $   (8,935)                   $   (8,450)
                                                     ==========                    ==========


N/A - Not Applicable. ResortQuest was acquired November 20, 2003.

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                    Unaudited
                    (in thousands, except operating metrics)

                                          THREE MONTHS
                                         ENDED MARCH 31,
                                    -------------------------
                                       2004           2003
                                    ----------     ----------
HOSPITALITY OPERATING METRICS:
Hospitality segment
  Occupancy                               68.1%          76.4%
  Average daily rate (ADR)          $   152.76     $   148.61
                                    ----------     ----------
  RevPAR                            $   104.09     $   113.63
  OtherPAR (a)                      $   123.94     $   127.38
                                    ----------     ----------
  Total RevPAR                      $   228.03     $   241.01

  Revenue                           $   95,259     $   99,515
  CCF                               $   25,750     $   31,869
  CCF Margin                              27.0%          32.0%

Gaylord Opryland
  Occupancy                               60.4%          77.9%
  Average daily rate (ADR)          $   134.70     $   135.10
                                    ----------     ----------
  RevPAR                            $    81.37     $   105.26
  OtherPAR (a)                      $    86.50     $   107.08
                                    ----------     ----------
  Total RevPAR                      $   167.87     $   212.34

  Revenue                           $   44,008     $   55,020
  CCF                               $    6,734     $   16,253
  CCF Margin                              15.3%          29.5%

Gaylord Palms
  Occupancy                               87.0%          76.4%
  Average daily rate (ADR)          $   188.23     $   188.71
                                    ----------     ----------
  RevPAR                            $   163.72     $   144.14
  OtherPAR (a)                      $   225.31     $   194.59
                                    ----------     ----------
  Total RevPAR                      $   389.03     $   338.73

  Revenue                           $   49,775     $   42,863
  CCF                               $   18,815     $   15,213
  CCF Margin                              37.8%          35.5%

Nashville Radisson and Other (b)
  Occupancy                               54.2%          63.1%
  Average daily rate (ADR)          $    80.05     $    81.79
                                    ----------     ----------
  RevPAR                            $    43.40     $    51.57
  OtherPAR (a)                      $     9.60     $     8.27
                                    ----------     ----------
  Total RevPAR                      $    53.00     $    59.84

  Revenue                           $    1,476     $    1,632
  CCF                               $      201     $      403
  CCF Margin                              13.6%          24.7%


(a) Includes food & beverage and other revenue per room

(b) Includes other hospitality revenue and expense

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                    Unaudited
                    (in thousands, except operating metrics)




                                               THREE MONTHS
                                              ENDED MARCH 31,
                                         ------------------------
                                           2004          2003 (a)
                                         ---------     ----------
RESORTQUEST OPERATING METRICS:
ResortQuest segment
  Occupancy                                   59.0%          56.5%
  ADR                                     $ 129.12     $   126.63
  RevPAR                                  $  76.12     $    71.48
  Total Units                               17,559         18,277


(a) ResortQuest was acquired by Gaylord Entertainment Company effective November 20, 2003 and, therefore, all historical information is presented for comparative purposes only.

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                  RECONCILIATION OF FORWARD-LOOKING STATEMENTS
                                    Unaudited
                    (in thousands, except operating metrics)





ADJUSTED EARNINGS BEFORE INTEREST, TAXES,
DEPRECIATION AND AMORTIZATION ("ADJUSTED
EBITDA") AND CONSOLIDATED CASH FLOW ("CCF")
RECONCILIATION:

                                                            ----------       ----------
                                                               2ND             FULL
                                                             QUARTER           YEAR
                                                              2004             2004
                                                                $                $
                                                            ----------       ----------
Consolidated
  ESTIMATED OPERATING INCOME (LOSS)                         $      800       $   (3,000)
    Estimated Depreciation & amortization                       22,200           82,000
                                                            ----------       ----------
  ESTIMATED ADJUSTED EBITDA                                 $   23,000       $   79,000
    Estimated Pre-opening costs                                  2,200           13,000
    Estimated Non-cash lease expense                             1,600            7,000
    Estimated Non-cash naming rights for Gaylord Arena             200            1,000
    Estimated Gains and (losses), net                                0                0
                                                            ----------       ----------
  ESTIMATED CCF                                             $   27,000       $  100,000
                                                            ==========       ==========

Hospitality segment
  ESTIMATED OPERATING INCOME (LOSS)                              8,000           26,000
    Estimated Depreciation & amortization                       17,200           63,000
                                                            ----------       ----------
  ESTIMATED ADJUSTED EBITDA                                 $   25,200       $   89,000
    Estimated Pre-opening costs                                  2,200           13,000
    Estimated Non-cash lease expense                             1,600            7,000
    Estimated Gains and (losses), net                               --               --
                                                            ----------       ----------
  ESTIMATED CCF                                             $   29,000       $  109,000
                                                            ==========       ==========

ResortQuest segment
  ESTIMATED OPERATING INCOME (LOSS)                              3,000       $   11,000
    Estimated Depreciation & amortization                        2,000            9,000
                                                            ----------       ----------
  ESTIMATED ADJUSTED EBITDA                                 $    5,000       $   20,000
    Estimated Gains and (losses), net                               --               --
                                                            ----------       ----------
  ESTIMATED CCF                                                  5,000           20,000
                                                            ==========       ==========


Opry and Attractions segment
  ESTIMATED OPERATING INCOME (LOSS)                              1,000            3,000
    Estimated Depreciation & amortization                        1,500            5,000
                                                            ----------       ----------
  ESTIMATED ADJUSTED EBITDA                                 $    2,500       $    8,000
    Estimated Gains and (losses), net                               --               --
                                                            ----------       ----------
  ESTIMATED CCF                                             $    2,500       $    8,000
                                                            ==========       ==========

Corporate and Other segment
  ESTIMATED OPERATING INCOME (LOSS)                            (11,200)         (43,000)
    Estimated Depreciation & amortization                        1,500            5,000
                                                            ----------       ----------
  ESTIMATED ADJUSTED EBITDA                                 $   (9,700)      $  (38,000)
    Estimated Non-cash naming rights for Gaylord Arena             200            1,000
    Estimated Gains and (losses), net                                0                0
                                                            ----------       ----------
  ESTIMATED CCF                                             $   (9,500)      $  (37,000)
                                                            ==========       ==========